CONTACT:
Ken Dumas	Scott Solomon
LoJack Corporation	Sharon Merrill Associates
(781) 302-4200	(617) 542-530
LOJN@investorrelations.com

LoJack Corporation Announces First-Quarter 2015 Results

Highlights:

•	Revenue of $28.8 million

•	Gross margin of 48.5% on a GAAP basis and 52.3% excluding quality assurance program

•	Net loss of $1.6 million represents $3.9 million year-over-year improvement

•	EBITDA loss of $0.4 million represents $4.0 million year-over-year improvement

•	Domestic LoJack business keeps pace with the U.S. auto industry growth

•	U.S. pre-install unit volume increases 24%

•	Company benefitting from cost-cutting plan and expects to reduce fixed overhead expenses by $6 million to $8 million on an annualized basis

Canton, MA, May 7, 2015 -- LoJack Corporation (NASDAQ GS: LOJN), a provider of vehicle theft recovery systems and advanced fleet management solutions, today reported financial results for the quarter ended March 31, 2015.

“With many legacy expense issues behind us and our primary ERP implementation complete, our bottom line improved significantly in the first quarter,” said Randy Ortiz, LoJack’s President and CEO. “Domestic SVR unit sales growth, renewed international sales from some key licensees, cost-cutting efforts and early traction with our new offerings combined to create solid improvement in Q1. We reduced operating expenses by more than $3 million year-over-year in the quarter, reflecting cost-reduction initiatives.”

“On the operational front, our pre-install business maintained its positive momentum in Q1, achieving its highest unit volume ever in March,” Ortiz continued. “In addition, we signed the third largest pre-install dealer in Company history. Our domestic unit sales volume has now met or exceeded the growth of the U.S. retail auto industry in nine of the past 10 quarters.”

First-Quarter 2015 Financial Summary
Revenue was $28.8 million for the first quarter of 2015, compared with $30.1 million for the same period in 2014. The net loss was $1.6 million, or $0.09 per share, compared with a net loss of $5.5 million, or $0.31 per share, for the first quarter of 2014.

Consolidated gross profit, which included a $1.1 million increase in the Company’s Quality Assurance Program (QAP) reserve, was $14.0 million, or 48.5% of revenue, compared with $15.1 million, or 50.1%

of revenue, for the first quarter of 2014. Consolidated non-GAAP gross profit, excluding the QAP expense, was $15.0 million, or 52.3% of revenue, for the first quarter of 2015.

Operating expenses decreased $3.3 million, or 16.1%, to $17.2 million from $20.5 million in the same period of 2014, reflecting the Company’s planned annualized savings in the range of $6 million to $8 million. The first quarter included savings associated with ERP and a decline of $445,000 in legal expenses.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended March 31, 2015 was a loss of $0.4 million, compared with a loss of $4.4 million for the comparable period of 2014.

Adjusted EBITDA was a loss of $1.0 million, and excluded costs associated with stock compensation, QAP, and the $2 million payment received as part of the negotiated settlement with the Company’s former Brazilian licensee, compared with a loss of $3.9 million for the comparable period in 2014.

A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in Table 1 of this press release.

Cash and cash equivalents at March 31, 2015 were $13.5 million, compared with $17.6 million at year-end 2014, while working capital was $17.3 million as of March 31, 2015. Primary uses of cash in the quarter included the QAP, capital expenditures and inventory purchases. The Company anticipates being cash flow positive in 2015.

“International licensee revenue increased 9% to $5.8 million in the first quarter, which was primarily driven by shipments to Argentina and an increase in shipments to Mexico,” Ortiz said. “We have recently secured two-year, minimum volume commitments from some of our largest licensees in an effort to establish a level of clarity and predictability that we have not previously had in this business.”

Telematics Business Update

LoJack Connect for Construction Equipment
“Limited sales of LoJack Connect for Equipment Powered by Trackunit commenced in the first quarter, and the product is already garnering significant interest from industry leaders in our two key vertical markets,” Ortiz said. “Six of the top 12 U.S. equipment rental companies and several of the 100 largest U.S. contractors have either purchased LoJack Connect for Equipment or are currently evaluating the product in a pilot program.”

LoJack Connect for Equipment allows business owners to precisely track equipment utilization, use real-time and historical data to improve operational efficiencies and asset management, remotely optimize fleet operations and streamline processes.

LoJack Fleet Management for “Main Street” Fleet
LoJack has begun delivery of advanced new solutions that combine the productivity and project management tools of Intuit’s QuickBase® with the power of LoJack® Fleet Management Powered by TomTom platform. This integration of fleet data and essential business processes gives LoJack Fleet Management customers the data, tools and insights to improve efficiencies from lead generation to project completion all through their over the road fleet of vehicles.

“We continue to add depth and breadth to our “Main Street” Fleet offerings, and in that vein we are thrilled about our new partnership with Retriever Communications,” added Ortiz. “LoJack and Retriever will offer a comprehensive mobile field service solution that combines telematics and fleet management with data capture and real-time scheduling. The offering gives businesses the power of fleet telematics and workflow management in a single system.”

LoJack Inventory Management for Dealers (LoJack IM1)
Since introducing LoJack IM1 at the National Automobile Dealer Association conference in January, the Company has continued to see demand for its new GPS-based dealer inventory management offering. Braman Motorcars, one of South Florida’s leading auto dealers, has been conducting a successful pilot program of LoJack IM1 since December 2014, and LoJack plans to launch the product to dealers nationally by the end of June. The technology enables dealership personnel through tablets, smartphones and other mobile devices, to verify vehicle location, quickly access relevant vehicle information, track test drives and receive early-warning alerts if a vehicle is moved from a geo-fence location.

“Through alliances with key partners such as AT&T, TomTom, Trackunit, Intuit, Retriever and Novatel Wireless, we are developing and marketing critical business tools that provide our telematics customers with actionable data geared toward enhancing the profitability of their businesses and improving customer satisfaction,” Ortiz said. “Leveraging our decades of expertise in stolen vehicle tracking and recovery, we are bringing to market new telematics products and services that extend the LoJack brand promise of safety, security and protection.”

Quality Assurance Program
LoJack added $1.1 million to its QAP reserve in the first quarter, bringing the total expense to $9.1 million since inception. Approximately $1.5 million of the reserve was used in the quarter, resulting in a net QAP reserve of $5.9 million as of March 31, 2015. The Company anticipates that the U.S. QAP will be completed in the second quarter of 2016. In addition, LoJack has reached agreement to support the QAP for all major international licensees that have identified performance issues in certain self-powered units equipped with the EVE battery pack.

Business Outlook
“We are encouraged about the prospects for our business in 2015 and beyond,” Ortiz said. “We expect our domestic SVR business to continue benefitting from a healthy U.S. auto industry, and we look to stabilize our international business starting with the two-year minimum volume commitments secured from certain of our largest licensees."

“We also continue to focus aggressively on cost-reduction initiatives. Between measures implemented in the second half of 2014 and those underway currently, we are well on the way toward achieving our operating expense reduction goals, without affecting the progress of our telematics programs. Based on our cost-reduction plan, we expect to improve our liquidity position and be cash flow positive for full-year 2015. With a strong technology foundation, a well-recognized brand, global distribution and our unique law enforcement relationships, we believe that we are well positioned to execute on our growth strategy to reposition the LoJack brand, beyond stolen vehicle recovery, to an aftermarket provider of telematics-based products and services for the connected car,” concluded Ortiz.

Based on the current business environment, LoJack expects full-year 2015 revenue to exceed the prior year and to generate positive Adjusted EBITDA and cash flows.

First-Quarter 2015 Conference Call
Chief Executive Officer Randy Ortiz and Chief Financial Officer Ken Dumas will host a conference call and webcast at 8:30 a.m. ET today to discuss details of the Company's performance and provide a business outlook.

The webcast can be accessed by logging on to http://investors.lojack.com/events.cfm. You also can hear the live call by dialing 877-868-1835 (domestic) or 914-495-8581 (international) and using conference ID 31076596. The presentation slides that will be discussed on the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Investor Relations section of the LoJack website. An archive of the webcast will be available after the call concludes.

About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and dealer distribution network, LoJack Corporation is expanding our business to include our traditional vehicle and equipment theft recovery, people at risk and new telematics-based products and services. LoJack is delivering new telematics-based solutions for on-road and off-road fleet management, as well as, dealer inventory management. By expanding our brand beyond stolen vehicle recovery, LoJack Corporation is committed to creating a new level of value for its dealer, licensee, customer and investor communities by delivering innovative offerings and multiple technologies in expanding geographies. For more information, visit www.lojack.com/fleet, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or www.Facebook.com/LoJackCorp.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains certain non-GAAP financial measures including EBITDA, Adjusted EBITDA and non-GAAP gross profit (and the corresponding gross margin percentages). LoJack management believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by management to assist with their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the comparable measurement that is prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the accompanying tables to this press release.

Safe Harbor Regarding Forward Looking Statements

From time to time, information provided by the Company or statements made by its employees may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties.  You can identify these statements by use of the words "assumes," "believes," "estimates," "expects," "will," "intends," "plans," "projects" and similar expressions that do not relate to historical matters.   Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning (a) the Company's markets, including the domestic auto market and international markets, (b) the Company's strategic initiatives, investments and plans for growth and future operations, including with respect to the Company's telematics, fleet management, inventory management and other product development initiatives, (c) the Company's Pre-Install Program, (d) expectations for shipments to the Company’s international licensees, (f) the expected costs and expenses associated with the battery performance matter, (g) the anticipated timing for completion of the Quality Assurance Program, (h) the expected benefits of the Company’s cost-cutting plan, and (i) the Company's future financial performance and financial condition.  Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially.  Factors that may cause such differences include, but are not limited to:  (1) the continued and future acceptance of the Company's products and services, including the Company's Pre-Install Program and inventory management, fleet management and telematics solutions; (2) the Company's ability to obtain financing from lenders and to satisfy or obtain waivers for covenant requirements under its credit facility; (3) the outcome of ongoing litigation involving the Company; (4) the Company’s ability to enforce the terms of the settlement agreement with Tracker do Brasil LTDA and its impact on the Company's future relationships with Tracker and its affiliates; (5) the rate of growth in the industries of the Company's customers; (6) the presence of competitors with greater technical, marketing, and financial resources; (7) the Company's customers' ability to access the credit markets, including changes in interest rates; (8) the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; (9) the Company's ability to successfully expand its operations, including through the introduction of new products and services; (10) changes in general economic or geopolitical conditions; (11) conditions in the automotive retail market and the Company's relationships with dealers, licensees, partners, agents and local law enforcement; (12) delays or other changes in the timing of purchases by the Company's customers; (13) the Company's ability to achieve the expected benefits of its strategic alliances with TomTom and Trackunit; (14) financial and reputational risks related to product quality and liability issues; (15) the Company's ability to re-enter the Brazilian market in a timely manner and/or on favorable terms; and (16) trade tensions and governmental regulations and restrictions in Argentina, Brazil and the Company's other international markets.  For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and the Company's other filings with the Securities and Exchange Commission.
Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made.  Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014

Net loss, as reported	$(1,625)	$(5,539)
Adjusted for:
Interest expense	132	107
Provision for income taxes	64	37
Depreciation and amortization	1,045	988
EBITDA	(384)	(4,407)
Stock compensation expense	318	524
Brazil legal settlement	(2,000)
Quality assurance program	1,076	—
Adjusted EBITDA	$(990)	$(3,883)

Table 2 – Non-GAAP Gross Margin Percentage Calculation

GAAP to Non-GAAP Gross Margin Percentage Reconciliation
(unaudited, in thousands)

	Three Months Ended March 31,
	2015		2014
	$	% of Revenue	$	% of Revenue

Gross profit, as reported	13,955	48.5%	15,093	50.1%
Adjusted for:
Quality assurance program	1,076	3.7%	—	—%
Non-GAAP gross profit	15,031	52.3%	15,093	50.1%

LoJack Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Revenue	$28,762	$30,132
Cost of goods sold	14,807	15,039
Gross profit	13,955	15,093
Costs and expenses:
Product development	1,173	1,553
Sales and marketing	7,667	8,596
General and administrative	7,342	9,402
Depreciation and amortization	989	925
Total	17,171	20,476
Operating loss	(3,216)	(5,383)
Other income (expense):
Interest income	2	2
Interest expense	(132)	(107)
Other, net	1,785	(14)
Total	1,655	(119)
Loss before provision for income taxes	(1,561)	(5,502)
Provision for income taxes	64	37
Net loss	(1,625)	(5,539)
Less: Net income (loss) attributable to the noncontrolling interest	24	(51)
Net loss attributable to LoJack Corporation	$(1,649)	$(5,488)
Net loss per share attributable to LoJack Corporation:
Basic	$(0.09)	$(0.31)
Diluted	$(0.09)	$(0.31)
Weighted average shares:
Basic	18,188	17,843
Diluted	18,188	17,843

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$13,481	$17,588
Accounts receivable, net	23,417	23,963
Inventories	9,308	8,323
Other current assets	5,746	4,276
Total current assets	51,952	54,150
Property, plant & equipment, net	17,066	16,791
Other non-current assets	5,224	5,319
Total assets	$74,242	$76,260

LIABILITIES AND EQUITY
Current liabilities, excluding deferred revenue	$24,421	$24,729
Debt	3,500	3,500
Current portion of deferred revenue	6,731	7,535
Total current liabilities	34,652	35,764
Long-term debt	6,978	6,978
Deferred revenue	9,960	9,609
Other long-term liabilities	2,956	3,464
Total liabilities	54,546	55,815
Stockholders' equity	19,696	20,445
Total liabilities and stockholders' equity	$74,242	$76,260